UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Globalink Investment Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement Amendment

On May 20, 2024, Globalink Investment Inc. a Delaware corporation (the “Company” or “Globalink”), Alps Global Holding Pubco, a Cayman Islands exempted company (“PubCo”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo (“Merger Sub”), Alps Life Sciences Inc., a Cayman Islands company (“Alps Holdco”), GL Sponsor LLC, a Delaware limited liability company (“Parent Representative”), and Dr. Tham Seng Kong, an individual, in the capacity as the representative for the shareholders of Alps Holdco (“Seller Representative”), entered into an amended and restated merger agreement, as amended on March 6, 2025 (the “Original Agreement”).

On September 27, 2025, Globalink, Alps Holdco, Parent Representative and Seller Representative entered into a Third Amendment to the Merger Agreement (the “Amendment”, together with the Original Agreement, the “Amended and Restated Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Merger Agreement. The primary terms of the Amendment are to allow Dr. Tham Seng Kong, in his personal capacity and not as the Seller Representative, to contribute all Escrow Shares from his personal entitlement of Merger Consideration Shares and to extend the Alps Holdco Shareholder Written Consent Deadline.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transactions (the “Transactions”) contemplated by the Amended and Restated Agreement, PubCo has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 (Registration No. 333-284035), which includes a proxy statement/prospectus and other relevant documents, which will be both the proxy statement to be distributed to Globalink’s stockholders in connection with Globalink’s solicitation of proxies for the vote by Globalink’s stockholders with respect to the proposed business combination and other matters as may be described in the registration statement, as well as the prospectus relating to the offer and sale of the securities of PubCo to be issued in connection with the business combination. STOCKHOLDERS OF GLOBALINK ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTIONS THAT PUBCO AND GLOBALINK WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Stockholders and investors may obtain free copies of the proxy statement/prospectus and other relevant materials and other documents filed by PubCo and Globalink at the SEC’s website at www.sec.gov.

Participants in Solicitation

Each of PubCo, Globalink and Alps Holdco and their respective directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding Globalink’s directors and executive officers, PubCo, Alps Holdco and the other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the PubCo registration statement described and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Globalink, Alps Holdco, or PubCo, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE PROPOSED TRANSACTIONS OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Forward Looking Statements

This Current Report on Form 8-K (including certain of the exhibits hereto) includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Globalink’s, Alps Holdco’s or PubCo’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “could”, “should”, “expect”, “intend”, “might”, “will”, “estimate”, “anticipate”, “believe”, “budget”, “forecast”, “intend”, “plan”, “potential”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Globalink and its management, and Alps Holdco and its management, as the case may be, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. You should not place undue reliance on forward-looking statements in this Current Report on Form 8-K, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. None of PubCo, Globalink, or Alps Holdco undertakes any duty to update these forward-looking statements.

Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the proposed Transactions, including the risks that (a) the proposed Transactions may not be consummated within the anticipated time period, or at all; (b) Globalink may fail to obtain stockholder approval of the proposed business combination; (c) the Parties may fail to secure required regulatory approvals under applicable laws; and (d) other conditions to the consummation of the proposed Transactions under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on Globalink or Alps Holdco or their respective business, including the risks that Globalink’s stock price may decline significantly if the proposed Transactions are not completed; (3) the effects that the announcement or pendency of the proposed Transactions may have on Alps Holdco and its business, including the risks that as a result (a) Globalink’s business, operating results or stock price may suffer or (b) PubCo’s, Globalink’s or Alps Holdco’s current plans and operations may be disrupted; (4) the inability to recognize the anticipated benefits of the proposed Transactions; (5) unexpected costs resulting from the proposed Transactions; (6) changes in general economic conditions; (7) regulatory conditions and developments; (8) changes in applicable laws or regulations; (9) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the proposed Transactions and instituted against PubCo, Globalink, Alps Holdco and others; and (10) other risks and uncertainties indicated from time to time in the registration and proxy statement relating to the proposed Transactions, including those under “Risk Factors” therein, and in Globalink’s other filings with the SEC.

The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Globalink’s most recent filings with the SEC and in the registration statement described above filed by PubCo in connection with the proposed Transactions. All subsequent written and oral forward-looking statements concerning Globalink, Alps Holdco, or PubCo, the Transactions described herein or other matters attributable to Globalink, Alps Holdco, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of Globalink, Alps Holdco, and PubCo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Third Amendment to Merger Agreement dated as of September 27, 2025, by and among Globalink Investment Inc., Alps Life Sciences Inc., GL Sponsor LLC and Dr. Tham Seng Kong

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2025

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer

Exhibit 2.1

THIRD AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Third Amendment (“Third Amendment”) to Business Combination Agreement is made and entered into as of September 27, 2025, by and among (i) Alps Life Sciences Inc, a Cayman Islands exempted company (“Alps Holdco”); (ii) Globalink Investment Inc., a Delaware corporation (“Parent”), (iii) GL Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Business Combination Agreement) other than Alps Holdco Shareholders (as defined in the Business Combination Agreement) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of the Business Combination Agreement (the “Parent Representative”), and (iv) Dr. Tham Seng Kong, an individual, in the capacity as the representative from and after the Effective time for Alps Holdco Shareholders (as defined in the Business Combination Agreement) as of immediately prior to the Effective Time in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS:

WHEREAS, Alps Global Holding Pubco, a Cayman Islands exempted company (“Pubco”), Alps Biosciences Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Merger Sub”), Alps Holdco, Parent, Parent Representative and Seller Representative have entered into that certain Amended and Restated Business Combination Agreement, dated as of May 20, 2024 (the “Original Agreement,” and as further amended, by the first amendment dated March 6, 2025, as further amended by the second amendment dated April 18, 2025, and as further amended, including by this Third Amendment, collectively, the “Business Combination Agreement”);

WHEREAS, Section 13.2 of the Business Combination Agreement provides that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of Parent, Alps Holdco, the Parent Representative and the Seller Representative; and

WHEREAS, the Parties now desire to amend the Original Agreement, as amended, to, among other matters, allow Dr. Tham Seng Kong, in his personal capacity and not as the Seller Representative (“Tham”), to contribute all the Escrow Shares from his personal entitlement of Merger Consideration Shares and to extend the Alps Holdco Shareholder Written Consent Deadline.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.            Amendments to Business Combination Agreement.

(1.1). Section 4.3(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Reincorporation Merger Surviving Company shall cause the Exchange Agent to deliver to each Alps Holdco Shareholder, as of or immediately after the Effective Time, represented by book-entry, each Alps Holdco Shareholder’s Pro Rata Share of the Merger Consideration Shares from the Exchange Fund. Notwithstanding the foregoing, the parties acknowledge and agree that Tham’s Pro Rata Share of the Merger Consideration shall be equitably adjusted by the number of Escrow Shares deposited into the Escrow Account.”

(1.2) Sections 4.10(a) and 4.10(b) of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“(a) At or prior to the Closing, the Parent Representative, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to Pubco and Alps Holdco), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to Pubco and Alps Holdco (the “Escrow Agreement”), pursuant to which Reincorporation Merger Surviving Company shall issue to the Escrow Agent a number of Reincorporation Merger Surviving Company Ordinary Shares (with each share valued at $10.00) equal to five percent (5%) of the Merger Consideration (the “Escrow Amount”) (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed therefrom in accordance with the terms of ARTICLE XII hereof and the Escrow Agreement. Upon disbursement in accordance with the terms of ARTICLE XII hereof, the Escrow Property shall be released and transferred Tham, as the sole contributing Alps Holdco Shareholder.

The Escrow Property shall serve as the sole source of payment for the obligations of the Alps Holdco Shareholders pursuant to ARTICLE XII. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the parties as an adjustment to the number of Merger Consideration Shares received by Tham pursuant to ARTICLE XII hereof.

(b) The Escrow Property shall not be subject to any indemnification claim to the extent made after the date which is six (6) months after the Closing Date (the “Expiration Date”); provided, however, with respect to any indemnification claims made in accordance with ARTICLE XII hereof on or prior to the Expiration Date that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Indemnification Notice provided by the Parent Representative under ARTICLE XII and the Reincorporation Merger Surviving Company Share Price as of the Expiration Date) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and paid pursuant to the provisions of ARTICLE XII. After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnified Party, shall be transferred by the Escrow Agent to Tham, as provided in Section 4.10(a) above. Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any remaining Escrow Property remaining in the Escrow Account to Tham.”

(1.3) Section 8.2(a) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“As promptly as reasonably practicable after the F-4 Effective Date and in any event prior to the Effective Time (the “Alps Holdco Shareholder Written Consent Deadline”), Alps Holdco shall obtain and deliver to Parent a true and correct copy of (i) written resolutions duly executed by the Alps Holdco Shareholders or (ii) the minutes of a duly called and held general meeting of the Alps Holdco Shareholders, in each case in form and substance reasonably satisfactory to Parent and evidencing the Alps Holdco Shareholder Approval (the “Alps Holdco Shareholder Written Consent”).”

(1.4) The beginning portion of the first sentence of Section 13.21(a) of the Original Agreement beginning with “Each Alps Holdco Shareholder,” and ending with Dr. Tham Seng Kong,” is hereby deleted in its entirety and replaced with the following:

“(a). Each Alps Holdco Shareholder, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Dr. Tham Seng Kong,…”

2.             Miscellaneous. Except as expressly provided in this Third Amendment, all of the terms and provisions in the Original Agreement and the Additional Agreements are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Third Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Additional Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Business Combination Agreement in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this Third Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this Third Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this Third Amendment, the provision of this Third Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 13.1 through 13.8, and 13.10 through 13.21 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Third Amendment as if all references to the “Agreement” contained therein were instead references to this Third Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each party hereto has caused this Third Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

Parent:

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chairman & CEO

Alps Holdco:

ALPS LIFE SCIENCES INC

By:	/s/ Dr. Tham Seng Kong
Name:	Dr. Tham Seng Kong
Title:

Parent Representative:

GL SPONSOR LLC, in the capacity as the Parent Representative

By:	/s/ Yan Xun Ng
Name:	Yan Xun Ng
Title:	Manager

Seller Representative:

/s/ Dr. Tham Seng Kong
Dr. Tham Seng Kong, in the capacity as the Seller Representative

[Signature Page to Third Amendment]